UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2024

PhaseBio Pharmaceuticals, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-38697	03-0375697
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 S. Dupont Highway

Dover, Delaware 19901

(Address including zip code of principal executive offices)

(610) 981-6500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	PHASQ	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

*

On November 3, 2022, the issuer’s common stock was suspended from trading on The Nasdaq Stock Market LLC (“Nasdaq”). Effective November 4, 2022, trades in the issuer’s common stock began being quoted on the OTC Pink Marketplace under the symbol “PHASQ.” On December 21, 2022, Nasdaq filed a Form 25 to delist the issuer’s common stock and to remove it from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended.

Item 8.01	Other Events.

As previously reported, on October 23, 2022, PhaseBio Pharmaceuticals, Inc. (the “Company”) filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), thereby commencing a Chapter 11 case (the “Chapter 11 Case”) for the Company (Case No. 22-10995).

On March 22, 2024, the Company filed its monthly operating report with the Bankruptcy Court for the month ending February 29, 2024 (the “February 2024 Monthly Operating Report”). The February 2024 Monthly Operating Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On April 24, 2024, the Company filed its monthly operating report with the Bankruptcy Court for the month ending March 31, 2024 (the “March 2024 Monthly Operating Report” and, with the February 2024 Monthly Operating Report, the “Monthly Operating Reports”). The March 2024 Monthly Operating Report is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Cautionary Note Regarding Monthly Operating Reports

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Reports, which were not prepared for the purpose of providing the basis for an investment decision relating to any Company securities. The Monthly Operating Reports are limited in scope and have been prepared solely for the purpose of complying with requirements of the Bankruptcy Court. The Monthly Operating Reports were not reviewed by independent accountants, are in a format prescribed by applicable bankruptcy laws, and are subject to future adjustment. The financial information in the Monthly Operating Reports is not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), and, therefore, may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosures. The Monthly Operating Reports also relate to periods that are different from the historical periods required in the Company’s reports pursuant to the Exchange Act.

Cautionary Note Regarding Trading in the Company’s Securities

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Case is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Case. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Monthly Operating Report, for the month ending February 29, 2024, filed with the United States Bankruptcy Court for the District of Delaware.

99.2	Monthly Operating Report, for the month ending March 31, 2024, filed with the United States Bankruptcy Court for the District of Delaware.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PhaseBio Pharmaceuticals, Inc.

Dated: May 16, 2024	By:	/s/ Jonathan P. Mow
Jonathan P. Mow
Chief Executive Officer